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                         SENIOR NOTE AGREEMENT AMENDMENT

                         PLUM CREEK TIMBER COMPANY, L.P.
                                999 THIRD AVENUE
                            Seattle, Washington 98104

                                                    Dated as of October 15, 1995

To each of the Purchasers
         listed on the attached
         Purchaser Schedule

Dear Purchaser:

         WHEREAS, you and the other Purchasers and Plum Creek Timber Company, L.P., a Delaware limited partnership (the "Company"), have entered into Senior Note Agreements dated as of August 1, 1994 (the "Senior Note Agreements") pursuant to which the Company issued its 8.73% Notes due August 1, 2009 (the "Senior Notes");

         WHEREAS, the Company and the Purchasers wish to enter into this agreement (this "Agreement") in order to amend certain provisions of the Senior Note Agreements;

         NOW, THEREFORE, the Company hereby agrees with you that upon execution and delivery of this Agreement by holders of at least 55% of the aggregate principal amount of the Senior Notes outstanding, all the Senior Note Agreements shall thereupon be amended as set forth in this Agreement, and that thereafter, all references to, and actions taken in connection with, the Senior Note Agreements shall incorporate this Agreement in its entirety. All capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to them in the Senior Note Agreements.

SECTION 1.    CERTAIN AMENDMENTS

       1.1    PARAGRAPH 10B--DEFINITIONS

              The following definition contained in Paragraph 10B of the Senior Note Agreements shall be amended to read as follows:

        "Permitted Business" shall mean any business engaged in by the Company or the Facilities Subsidiary on the date of closing, pulp and paper manufacturing, and any business substantially similar or related to any such business.
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        1.2   PARAGRAPH 6B(5)--MERGER AND SALE OF ASSETS

              (a)Clause (iii) of paragraph 6B(5) of the Senior Note Agreement shall be amended by adding, after the words "Permitted Business" appearing at the end of such clause, the following:

              "provided that, after giving effect on a pro forma basis to such merger or consolidation, the gross revenue contribution of pulp and paper manufacturing activities of the Company and its Subsidiaries on a combined basis for the 12 months preceding such merger or consolidation does not exceed 33% of the total revenues of the Company and its Subsidiaries on a combined basis."

              (b)Clause (iv) of paragraph 6B(5) of the Senior Note Agreement shall be amended by adding, after the words "Permitted Business" appearing at the end of such clause, the following:

              "provided that, after giving effect on a pro forma basis to such merger or consolidation, the gross revenue contribution of pulp and paper manufacturing activities of the merged or consolidated entity and its Subsidiaries on a combined basis for the 12 months preceding such merger or consolidation does not exceed 33% of total revenues of such merged or consolidated entity and its Subsidiaries on a combined basis."

SECTION 3.REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants as follows:

         3.1   NO DEFAULT

         No Default or Event of Default has occurred and is continuing.

         3.2   ORGANIZATION


         The Company is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as now conducted and as proposed to be conducted and to enter into this Agreement.

         3.3  QUALIFICATION

         The Company is duly qualified or registered for transaction of business and in good standing as a foreign limited partnership in each jurisdiction in which the failure so to


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qualify or be registered would have a material adverse effect on the business, property or assets, condition or operations of the Company, or on the ability of the Company to perform its obligations under this Agreement, or, after giving effect to the transactions contemplated hereby, the Senior Note Agreements or the Senior Notes.

         3.4  CHANGES, ETC.

         Except as contemplated by this Agreement, since June 30, 1995, the date of the most recent combined financial statements of the Company, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (b) there has not been any material adverse change in the business, properties or assets, condition (financial or otherwise) or operations of the Company.

         3.5  ACTIONS PENDING

         There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, by or before any court, arbitrator or administrative or governmental body which questions the validity of this Agreement, or any action taken or to be taken pursuant to this Agreement, which would be reasonably likely to result in any material adverse change in the business, properties or assets, condition or operations of the Company, or in the inability of the Company to perform its obligations under this Agreement, the Senior Note Agreements or the Senior Notes, following the effectuation of the transactions described herein.

         3.6  COMPLIANCE WITH OTHER INSTRUMENTS, ETC.

         The Company is not in violation of any provision of the Partnership Agreement or of any term of any agreement or instrument to which it is a party or by which it or any of its properties is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of which violation would be reasonably likely to have a material adverse effect on its business, properties or assets, condition (financial or otherwise) or operations or on the ability of the Company to perform its obligations under this Agreement, or, after giving effect to the transactions contemplated hereby, the performance of the Senior Note Agreements or the Senior Notes, and the execution, delivery and performance by the Company of this Agreement, or, after giving effect to the transactions contemplated hereby, the Senior Note Agreements or the Senior Notes will not result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Company to create) any Lien upon any of the properties or assets of the Company, pursuant to any such term except for Liens permitted by paragraph 6B(1) of the Senior Note Agreements; and there is no such term which materially adversely affects or in the future would be


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likely to materially adversely affect the business, properties or assets, condition or operations of the Company or the ability of the Company to perform its obligations under this Agreement, or, after giving effect to the transactions contemplated hereby, the Senior Note Agreements or the Senior Notes.

         3.7  GOVERNMENTAL CONSENT

         No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by the Company of this Agreement, or, after giving effect to the transactions contemplated hereby, the Senior Note Agreements or the Senior Notes.

         3.8  AUTHORIZATION; ENFORCEABILITY

         This Agreement has been duly authorized by all requisite action and duly executed and delivered by authorized officers of the Company and the General Partner, and the Senior Note Agreements, as amended by this Agreement, are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar law affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law).

         3.9  DISCLOSURE

         Neither this Agreement nor any other document, certificate or statement furnished in writing to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, property or assets, condition or results of operations of the Company and which has not been set forth in this Agreement, or in the other documents, certificates and statements furnished in writing to you by or on behalf of the Company, prior to the date hereof in connection with the transactions contemplated hereby.

SECTION 4.    MISCELLANEOUS.

         4.1  CONTINUITY AND INTEGRATION OF AGREEMENTS.

         The Senior Note Agreements, as amended by this Agreement, shall remain in full force and effect and are hereby ratified and confirmed, and the Senior Note Agreements and this Agreement shall be deemed to be and are construed as a single agreement.


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         4.2  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement, and the transfer of any Senior Note by a holder thereof. Such representations and warranties may be relied upon by any transferee of a Senior Note from a holder thereof.

         4.3  SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         4.4  DESCRIPTIVE HEADINGS.

         The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         4.5  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         4.6  GOVERNING LAW

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                    PLUM CREEK TIMBER COMPANY, L.P.
                                    By: Plum Creek Management Company, L.P.,
                                        General Partner

                                    By:    /s/ DIANE M. IRVINE
                                        -------------------------------------
                                           Name: Diane M. Irvine
                                           Title: Vice President and Chief
                                                  Financial Officer

         The foregoing is accepted and agreed to:

         TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

         By: /s/ A. B. KYLE
            --------------------------
            Name: Angela Brock-Kyle

            Title: Associate Director - Private Placements
            Company: Teachers Insurance and Annuity Association of America
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                    PLUM CREEK TIMBER COMPANY, L.P.
                                    By: Plum Creek Management Company, L.P.,
                                        General Partner

                                    By:    /s/ DIANE M. IRVINE
                                        -------------------------------------
                                           Name: Diane M. Irvine
                                           Title: Vice President and Chief
                                                  Financial Officer

         The foregoing is accepted and agreed to:

         By: /s/ SHABNAM MIGLANI                By: /s/ JoELLEN J. WATTS
            ----------------------                  ------------------------
            Name: Shabnam B. Miglani                Name: JoEllen J. Watts
            Title: Counsel                          Title: Counsel
            Company: Principal Mutual Life Insurance Company
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                    PLUM CREEK TIMBER COMPANY, L.P.
                                    By: Plum Creek Management Company, L.P.,
                                        General Partner

                                    By:    /s/ DIANE M. IRVINE
                                        -------------------------------------
                                           Name: Diane M. Irvine
                                           Title: Vice President and Chief
                                                  Financial Officer

         The foregoing is accepted and agreed to:

         By: /s/ JOHN M. CASPARIAN
            --------------------------
            Title: INVESTMENT OFFICER
            Company: TransAmerica Life and Annuity Insurance Company
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                    PLUM CREEK TIMBER COMPANY, L.P.
                                    By: Plum Creek Management Company, L.P.,
                                        General Partner

                                    By:    /s/ DIANE M. IRVINE
                                        -------------------------------------
                                           Name: Diane M. Irvine
                                           Title: Vice President and Chief
                                                  Financial Officer

         The foregoing is accepted and agreed to:

         By: /s/ JOHN M. CASPARIAN
            -----------------------
            Name: John M. Casparian
            Title: INVESTMENT OFFICER
            Company: TransAmerica Occidental Life Insurance Company
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                    PLUM CREEK TIMBER COMPANY, L.P.
                                    By: Plum Creek Management Company, L.P.,
                                        General Partner

                                    By:    /s/ DIANE M. IRVINE
                                        -------------------------------------
                                           Name: Diane M. Irvine
                                           Title: Vice President and Chief
                                                  Financial Officer

         The foregoing is accepted and agreed to:

         By: /s/ ROGER D. FORS
            --------------------------
            Name: Roger D. Fors
            Title: Vice President - Fixed Income Investments
            Company: AMERICAN MUTUAL LIFE INSURANCE COMPANY
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                    PLUM CREEK TIMBER COMPANY, L.P.
                                    By: Plum Creek Management Company, L.P.,
                                        General Partner

                                    By:    /s/ DIANE M. IRVINE
                                        -------------------------------------
                                           Name: Diane M. Irvine
                                           Title: Vice President and Chief
                                                  Financial Officer

         The foregoing is accepted and agreed to:

         By: /s/ ROBERT M. JERGOVIC, CFA
            ----------------------------
            Name: Robert M. Jergovic, CFA
            Title: Vice President-Private Placements
            Company: Guarantee Mutual Life Company
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

                                    PLUM CREEK TIMBER COMPANY, L.P.
                                    By: Plum Creek Management Company, L.P.,
                                        General Partner

                                    By:    /s/ DIANE M. IRVINE
                                        -------------------------------------
                                           Name: Diane M. Irvine
                                           Title: Vice President and Chief
                                                  Financial Officer

         The foregoing is accepted and agreed to:

         By: /s/ RICHARD B. KELLY
            --------------------------
            Name: Richard B. Kelly
            Title: Senior Investment Officer
            Company: Ohio Casualty Insurance Company